Exhibit 10.17

NTELOS HOLDINGS CORP.

NON-EMPLOYEE DIRECTOR EQUITY PLAN

NTELOS HOLDINGS CORP.

NON-EMPLOYEE DIRECTOR EQUITY PLAN

1.	Purpose of the Plan

The purpose of the Plan is to promote the interests of the Company by attracting and retaining qualified and experienced individuals for service as Non-Employee Directors, and to motivate these individuals to exercise their best efforts on the Company’s behalf.

2.	Definitions

2.1 “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.

2.2 “Award” means a grant of an Option, Restricted Stock, or Restricted Stock Unit under the Plan.

2.3 “Award Agreement” means the agreement or agreements between the Company and a Holder pursuant to which an Award is granted and which specifies the terms and conditions of that Award, including the vesting requirements applicable to that Award.

2.4 “Board” means the Board of Directors of the Company.

2.5 “Change in Control” means any of the following described in clauses (a) through (d) below, provided that a “Change in Control” shall not mean any event listed in clauses (a) through (d) that occurs directly or indirectly as a result of or in connection with Quadrangle Capital Partners LP, a Delaware limited partnership, Quadrangle Select Partners LP, a Delaware limited partnership, and Quadrangle Capital Partners - A LP, a Delaware limited partnership (collectively the “Quadrangle Entities”) and/or Citigroup Venture Capital Equity Partners, L.P., a Delaware limited partnership, CVC/SSB Employee Fund, L.P., a Delaware limited partnership, CVC Executive Fund LLC, a Delaware limited liability company (collectively the “CVC Entities”) and/or their Affiliates, related funds and co-investors becoming the owner or “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of Company securities representing more than fifty-one percent (51%) of the combined voting power of the then outstanding securities, or the shareholders of the Company approve a merger, consolidation or reorganization of the Company with any other company and such merger, consolidation or reorganization is consummated, and after such merger, consolidation or reorganization any of the Quadrangle Entities, the CVC Entities and/or their respective Affiliates, related funds and co-investors acquire more than fifty-one percent (51%) of the combined voting power of the Company’s then outstanding securities:

(a) any Person is or becomes the owner or “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of Company securities representing more than fifty-one percent (51%) of the combined voting power of the then outstanding securities;

(b) consummation of a merger, consolidation or reorganization of the Company with any other company, or a sale of all or substantially all the assets of the Company (a “Transaction”), other than (i) a Transaction that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent either directly or indirectly more than fifty-one percent (51%) of the combined voting power of the then outstanding securities of the Company or such surviving or purchasing entity;

(c) the shareholders of the Company approve a plan of complete liquidation of the Company and such liquidation is consummated; or

(d) During any period of twelve (12) consecutive months commencing upon the effective date of the Plan, the individuals who constitute the Board, upon the effective date of the Plan, and any new director who either (i) was elected by the Board or nominated for election by the Company’s stockholders was approved by a vote of more than fifty percent (50%) of the directors then still in office who either were directors, upon the effective date of the Plan, or whose election or nomination for election was previously so approved or (ii) was appointed to the Board pursuant to the designation of Quadrangle Entities and/or the CVC Entities, cease for any reason to constitute a majority of the Board.

2.6 “Code” means the Internal Revenue Code of 1986, as amended.

2.7 “Common Stock” means the common stock of the Company, par value $0.01 per share, or such other class or kind of shares or other securities resulting from the application of Section 9.

2.8 “Company” means NTELOS Holdings Corp., a Delaware corporation, and any successor thereto.

2.9 “Disability” means a physical, mental or other impairment within the meaning of Section 22(e)(3) of the Code.

2.10 “Fair Market Value” means, on any given date, the closing price of a share of Common Stock on the principal national securities exchange (including NASDAQ) on which the Common Stock is listed or traded on such date or, if Common Stock was not traded on such date, on the last preceding day on which the Common Stock was traded. If at any time such Common Stock is not listed on any securities exchange, the Fair Market Value shall be the value of such Common Stock as determined in good faith by the Board.

2.11 “Holder” means a Non-Employee Director who receives an Award.

2.12 “1934 Act” means the Securities Exchange Act of 1934, as amended.

2.13 “Non-Employee Director” means a member of the Board who is not an employee of the Company or its subsidiaries, excluding any such member of the Board designated (and who continues to be designated) by the Quadrangle Entities and/or the CVC Entities pursuant to Section 2.01(a) of the Shareholders Agreement who is not an “Independent Director” (as defined in the Shareholders Agreement).

2.14 “Non-Qualified Option” means an Option not intended to be an incentive stock option as defined in Section 422 of the Code.

2.15 “Option” means the right granted from time to time under Section 6 of the Plan to purchase Common Stock for a specified period of time at a stated price.

2.16 “Person” means an individual, corporation, limited liability company, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

2.17 “Plan” means the NTELOS Holdings Corp. Non-Employee Director Equity Plan herein set forth, as amended from time to time.

2.18 “Restricted Stock” means Common Stock subject to a Restriction Period awarded by the Board under Section 7 of the Plan.

2.19 “Restricted Stock Units” means an Award granted pursuant to Section 8, in the amount determined by the Board, stated with reference to a specified number of shares of Common Stock, that in accordance with the terms of an Agreement entitles the holder to receive shares of Common Stock, upon the lapse of any Restriction Period.

2.20 “Restriction Period” means the period during which an Award of Restricted Stock awarded under Section 7 of the Plan or an Award of a Restricted Stock Unit awarded under Section 8 of the Plan is subject to forfeiture and is non-transferable. The Restriction Period shall not lapse with respect to any Restricted Stock or Restricted Stock Unit until all conditions, imposed under this Plan or under the Award Agreement, have been satisfied.

2.21 “Shareholders Agreement” means the Amended and Restated Shareholders Agreement, dated February 13, 2006, by and among the Company, the Quadrangle Entities, the CVC Entities and the other shareholders of the Company named therein.

3.	Eligibility

All Non-Employee Directors are eligible to receive grants of Awards under the Plan.

4.	Administration and Implementation of Plan

4.1 The Plan shall be administered by the Board, which shall have full power to interpret and administer the Plan and full authority to act in selecting the Non-Employee Directors to whom Awards will be granted, in determining whether, and to what extent, Awards may be transferable by the Holder, in determining the amount and type of Awards to be granted to each such Non-Employee

Director, in determining the terms and conditions of Awards granted under the Plan and in determining the terms of the Award Agreements that will be entered into with Holders.

4.2 The Board’s powers shall also include, but not be limited to, the power to determine whether, to what extent and under what circumstances an Option may be exchanged for cash, Restricted Stock, or some combination thereof; to determine whether a Change in Control of the Company has occurred; and to determine, in accordance with Section 9, the effect, if any, of a Change in Control of the Company upon outstanding Awards.

4.3 The Board shall have the power to adopt regulations for carrying out the Plan and to make changes in such regulations as it shall, from time to time, deem advisable. The Board may amend any outstanding Awards without the consent of the Holder to the extent it deems appropriate; provided however, that in the case of amendments adverse to the Holder, the Board must obtain the Holder’s consent to any such amendment, except that such consent shall not be required if, as determined by the Board in its sole discretion, such amendment is required to either (a) comply with Section 409A of the Code or (b) prevent the Holder from being subject to any excise tax or penalty under Section 409A of the Code. Any interpretation by the Board of the terms and provisions of the Plan and the administration thereof, and all action taken by the Board, shall be final, binding and conclusive for all purposes and upon all Holders.

5.	Shares of Stock Subject to the Plan

5.1 Subject to adjustment as provided in Section 9, the total number of shares of Common Stock available for the grant of Awards under the Plan shall be 400,000 shares. Any shares issued hereunder may consist, in whole or in part, of authorized and unissued shares or treasury shares. If any shares subject to any Award granted hereunder are forfeited or such Award otherwise terminates without the issuance of such shares, the shares subject to such Award, to the extent of any such forfeiture or termination, shall again be available for grant under the Plan.

5.2 Any shares issued by the Company through the assumption or substitution of outstanding grants from an acquired company shall not reduce the shares available under the Plan.

6.	Options

Options give a Non-Employee Director the right to purchase a specified number of shares of Common Stock from the Company for a specified time period at a fixed price. Options granted under the Plan will be Non-Qualified Stock Options and shall be subject to the following terms and conditions:

6.1 Option Grants: Options shall be evidenced by a written Award Agreement. Such Award Agreements shall conform to the requirements of the Plan, and may contain such other provisions or restrictions as the Board shall deem advisable.

6.2 Number of Options: All grants of Options under the Plan shall be automatic and non-discretionary with regard to the number and timing of grants as set forth in this Section, provided however that, the Board, in its sole discretion, may determine to decrease the number of shares of Common Stock in any award provided for in this Section. Each Non-Employee Director who is elected or appointed to the Board shall receive, as soon as administratively feasible on or after the date on which the Non-Employee Director takes office, an Option to purchase 8,600 shares of Common Stock. Additionally, commencing January 1, 2007, each Non-Employee Director serving as a director on the first business day of the Company’s fiscal year shall receive an Option to purchase 8,600 shares of Common Stock. Notwithstanding the foregoing, if, at the time of any grant, there are insufficient shares of Common Stock reserved under the Director Plan in order to make grants to all Non-Employee Directors then scheduled to receive a grant under this Section 6.2, the Options granted at such time to each Non-Employee Director shall be proportionately adjusted.

6.3 Option Price: The price per share at which Common Stock may be purchased upon exercise of an Option shall be determined by the Board, but shall be not less than the Fair Market Value of a share of Common Stock on the date of grant.

6.4 Term of Options: An Award Agreement shall specify when an Option may be exercisable and the terms and conditions applicable thereto. The term of an Option shall in no event be greater than ten years. The Option shall also expire, be forfeited and terminate at such times and in such circumstances as otherwise provided hereunder or under the Award Agreement.

6.5 Vesting of Options: Subject to a Holder’s continued service as a Non-Employee Director, an Option shall vest and become exercisable as to 100% of the shares of Common Stock underlying the Option on the first anniversary of the date of grant of such Option; provided however that, the Board in its sole discretion may determine to decrease the percentage of shares that so vest and/or increase the period of vesting in any Option grant. The Option may be subject to such other terms and conditions on the time or times when it may be exercised as the Board may deem appropriate. The vesting provisions of individual Options, as provided in the Award Agreement may vary. Unless otherwise determined by the Board, no Option shall become exercisable until such Option becomes vested.

6.6 The Holder shall not have any rights as a shareholder with respect to any shares of Common Stock underlying the Options until such time as the shares of Common Stock have been so issued upon exercise of the Option.

6.7 Payment of Option Price: An Option may be exercised only for a whole number of shares of Common Stock. The Board shall establish the time and the manner in which an Option may be exercised. The option price of the shares of Common Stock received upon the exercise of an Option shall be paid: (i) in full in cash or by certified or cashier’s check at the time of the exercise, (ii) with the consent of the Board, in whole or in part in Common Stock, which to the extent necessary to avoid adverse accounting treatment must have been held by the Holder for at least six months, valued at Fair Market Value on the date of exercise, (iii) by any other legal method acceptable to the Board; or (iv) by any combination of such methods.

6.8 Termination Upon a Change in Control: If a Holder is removed from the Board within one year of the date of a Change in Control, the Board, in its sole discretion, may provide that all or any portion of such Holder’s outstanding, unvested Options shall become vested and exercisable. If a Holder is removed from the Board within one year of the date of a Change in Control, any unexercised Option granted to the Holder may thereafter be exercised by the Holder (or, where appropriate, a transferee of the Holder), to the extent it was exercisable as of the date of termination (or as so accelerated under this Section), (x) for a period of 6 months from the date of termination or (y) until the expiration of the stated term of the Option, if shorter. Any portion of the Option that remains unexercised after the expiration of such period, regardless of whether such portion of the Option is vested or unvested, shall terminate and be forfeited with no further compensation due to the Holder.

6.9 Termination Due to Death or Disability: If a Holder incurs a termination of service as a Non-Employee Director due to death or Disability, any unexercised Option granted to the Holder may thereafter be exercised by the Holder (or, where appropriate, a transferee of the Holder), to the extent it was exercisable as of the date of termination, (x) for a period of 12 months from the date of termination or (y) until the expiration of the stated term of the Option, if shorter. Any portion of the Option that remains unexercised after the expiration of such period, regardless of whether such portion of the Option is vested or unvested, shall terminate and be forfeited with no further compensation due to the Holder.

6.10 Other Termination: If a Non-Employee Director terminates or is terminated from his position as a Non-Employee Director for any reason other than as specified in Sections 6.8 or 6.9 above, any unexercised Option granted to the Holder may thereafter be exercised by the Holder (or, where appropriate, the Holder’s transferee or legal representative), to the extent it was exercisable at the time of termination or on such accelerated basis as the Board may determine at or after grant, for a period of 3 months from the date of such termination or until the expiration of the stated term of the Option, whichever period is shorter. Any portion of the Option that remains unexercised after the expiration of such period, regardless of whether such portion of the Option is vested or unvested, shall terminate and be forfeited with no further compensation due to the Holder.

6.11 No Option shall be exercisable, no shares of Common Stock shall be issued and no certificates for shares of Common Stock shall be delivered, under this Plan except in compliance with all applicable federal and state laws and regulations

7.	Restricted Stock

An Award of Restricted Stock is a grant by the Company of a specified number of shares of Common Stock to a Non-Employee Director, which shares may be subject to forfeiture during a Restriction Period upon the happening of events or other conditions as specified in the Award Agreement. Such an Award of Restricted Stock shall be subject to the following terms and conditions:

7.1 Restricted Stock shall be evidenced by Award Agreements. Such agreements shall conform to the requirements of the Plan and may contain such other provisions as the Board shall deem advisable. At the time of grant of an Award of Restricted Stock, the Board will determine the price, if any, to be paid by the Holder for each share of Common Stock subject to the Award, and such price, if any, shall be set forth in the Award Agreement.

7.2 Unless otherwise provided by the Board, upon determination of the number of shares of Restricted Stock to be granted to the Holder, the Board shall direct that a certificate or certificates representing that number of shares of Common Stock be issued to the Holder with the Holder designated as the registered owner. The certificate(s), if any, representing such shares shall bear appropriate legends as to sale, transfer, assignment, pledge or other encumbrances to which such shares are subject during the Restriction Period and shall be deposited by the Holder, together with a stock power endorsed in blank, with the Company, to be held in escrow during the Restriction Period.

7.3 During the Restriction Period the Holder shall have the right to receive the Holder’s allocable share of any cash dividends declared and paid by the Company on its Common Stock and to vote the shares of Restricted Stock.

7.4 The Board may condition the expiration of the Restriction Period upon the Holder’s continued service over a period of time with the Company or upon any other criteria, as specified in the Award Agreement. If the specified conditions are not attained, the Holder shall forfeit the portion of the Award with respect to which those conditions are not attained, and the underlying Common Stock shall be forfeited to the Company. Notwithstanding any provision contained herein to the contrary, the Board, in its sole discretion, may grant Awards of Restricted Stock under this Section 7 that are not subject to any Restriction Period.

7.5 At the end of the Restriction Period, if all such conditions have been satisfied, the restrictions imposed hereunder shall lapse with respect to the applicable number of shares of Restricted Stock as determined by the Board, and any legend described in Section 7.2 that is then no longer applicable, shall be removed and such number of shares delivered to the Holder (or, where appropriate, the Holder’s legal representative). Subject to Section 4, the Board may, in its sole discretion, accelerate the vesting and delivery of shares of Restricted Stock.

7.6 At the time of the grant or upon the lapse of the Restriction Period of an Award of Restricted Stock, the Board will determine the consideration permissible for the payment of the purchase price, if any, of the Award of Restricted Stock. The purchase price per of share of Common Stock acquired pursuant to the Award of Restricted Stock shall be paid in one of the following ways: (i) in cash at the time of purchase; (ii) at the discretion of the Board and to the extent legally permissible, according to a deferred payment or other similar arrangement with the Holder; (iii) by services rendered or to be rendered to the Company; or (iv) in any other form of legal consideration that may be acceptable to the Board, in its sole discretion.

8.	Restricted Stock Units

An Award of Restricted Stock Units is a grant by the Company of a specified number of shares of Common Stock to a Non-Employee Director, which, upon lapse of a Restriction Period as specified in the applicable Award Agreement, shall entitle the Holder to a share of Common Stock for each share underlying the Restricted Stock Unit Award. Such an Award shall be subject to the following terms and conditions:

8.1 Restricted Stock Units shall be evidenced by Award Agreements. Such agreements shall conform to the requirements of the Plan and may contain such other provisions as the Board shall deem advisable.

8.2 During the Restriction Period the Holder shall not have any rights as a shareholder with respect to any shares of Common Stock underlying the Restricted Stock Units until such time as the shares of Common Stock have been so issued.

8.3 The Board may condition the expiration of the Restriction Period with respect to a grant of Restricted Stock Units upon (i) the Holder’s continued service over a period of time with the Company or (ii) any other criteria, as specified in the Award Agreement. If the specified conditions are not attained, the Holder shall forfeit the portion of the Award with respect to which those conditions are not attained, and the underlying Common Stock shall be forfeited to the Company.

8.4 At the end of the Restriction Period, if all such conditions have been satisfied, the Holder shall be entitled to receive a share of Common Stock for each share underlying the Restricted Stock Unit Award that is now free from restriction and such number of shares delivered to the Holder (or, where appropriate, the Holder’s legal representative). Subject to Section 4, the Board may, in its sole discretion, accelerate the vesting of Restricted Stock Units.

9.	Adjustments upon Changes in Capitalization

9.1 In the event of a reorganization, recapitalization, stock split, spin-off, split-off, split-up, stock dividend, issuance of stock rights, combination of shares, merger, consolidation or any other change in the corporate structure of the Company affecting Common Stock, or any distribution to stockholders other than a cash dividend, the Board shall make appropriate adjustment in the number and kind of shares authorized by the Plan and any other adjustments to outstanding Awards as it determines appropriate.

9.2 In the event of a Change of Control of the Company, the Board may, on a Holder by Holder basis:

(a) accelerate the vesting of all outstanding Options issued under the Plan that remain unvested and terminate the Option immediately prior to the date of any such transaction, provided that the Holder shall have been given at least seven days written notice of such transaction and of the Board’s intention to cancel the Option with respect to all Common Stock for which the Option remains unexercised;

(b) fully vest and/or accelerate the Restriction Period of any Awards;

(c) terminate the Award immediately prior to any such transaction, provided that the Holder shall have been given at least seven days written notice of such transaction and of the Board’s intention to cancel the Award with respect to all Common Stock for which the Award remains unexercised or subject to restriction or forfeiture, provided further however, that during such notice period, the Holder will be able to give notice of exercise of any portion of the Award that will become vested upon the occurrence of the Change of Control, however, the actual exercise of such Option, or portion thereof, shall be contingent on the occurrence of a Change in Control

(d) after having given the Holder a chance to exercise any outstanding Options, terminate any or all of the Holder’s unexercised Options;

(e) cancel any outstanding Awards with respect to all Common Stock for which the Award remains unexercised or for which the Award is subject to forfeiture in exchange for a cash payment of an amount equal to the difference between the then Fair Market Value (provided that the Board may, in its sole discretion, determine that the Fair Market Value of an Award that will remain unvested or subject to forfeiture as of the date of the Change of Control is zero) of the Award less the Exercise Price of an Option, or the unpaid base price (if any) of Restricted Stock. If the Fair Market Value of the Common Stock subject to the Award is less than the Exercise Price of an Option or the price

(if any) of Restricted Stock, the Award shall be deemed to have been paid in full and shall be canceled with no further payment due the Holder;

(f) require that the Award be assumed by the successor corporation or that awards for shares or other interests in the successor corporation with equivalent value be substituted for such Award; or

(g) take such other action as the Board shall determine to be reasonable under the circumstances to permit the Holder to realize the value of the Award.

The application of the foregoing provisions, including, without limitation, the issuance of any substitute options, shall be determined in good faith by the Board in its sole discretion. Any adjustment may provide for the elimination of fractional shares of Common Stock in exchange for a cash payment equal to the Fair Market Value of the eliminated fractional shares of Common Stock.

9.3 Authority: The judgment of the Board with respect to any matter referred to in this Section 9 shall be conclusive and binding upon each Holder without the need for any amendment to the Plan.

10.	Effective Date, Termination and Amendment

The Plan, which has been approved by the shareholders of the Company, shall become effective on February 13, 2006. The Plan shall remain in full force and effect until the earlier of February 13, 2016, or the date it is terminated by the Board. The Board shall have the power to amend, suspend or terminate the Plan at any time. Termination of the Plan pursuant to this Section 10 shall not affect Awards outstanding under the Plan at the time of termination.

11.	Transferability

Except as provided below, Awards may not be pledged, assigned or transferred for any reason during the Holder’s lifetime, and any attempt to do so shall be void. The Board may grant Awards that are transferable by the Holder during the Holder’s lifetime, but such Awards shall be transferable only to the extent specifically provided in an agreement entered into with the Holder. The transferee of the Holder shall, in all cases, be subject to the provisions of the agreement between the Company and the Holder; provided however, that such transferee may not transfer the Award during the transferee’s lifetime.

12.	General Provisions

12.1 Nothing in the Plan or any Award granted pursuant to the Plan shall be deemed to create any obligation on behalf of the Board to nominate any Non-Employee Director for re-election to the Board by the Company’s shareholders.

12.2 Holders shall be responsible to make appropriate provision for all taxes required to be withheld in connection with any Award or the transfer of shares of Common Stock pursuant to this Plan. Such responsibility shall extend to all applicable Federal, state, local or foreign withholding taxes. The Company shall, at the election of the Holder, have the right to retain the number of shares of Common Stock or a portion of the value of any Award whose Fair Market Value equals the amount to be withheld in satisfaction of the applicable withholding taxes.

12.3 To the extent that Federal laws (such as the 1934 Act, the Code or the Employee Retirement Income Security Act of 1974) do not otherwise control, the Plan and all determinations made and actions taken pursuant hereto shall be governed by the law of the State of Delaware and construed accordingly.

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